Exhibit 99.1

Entegris Reports Non-GAAP Earnings per Share of $0.16 in Second Quarter

Quarterly Sales of $168 Million Up 103 Percent from Prior Year and 4 Percent Sequentially;

$28 Million of Cash From Operations Generated in Second Quarter;

Credit Facility Balance Now Fully Repaid

BILLERICA, Mass., July 27, 2010 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s second quarter ended July 3, 2010, marking the Company’s fifth consecutive quarter of organic growth.

The Company recorded second-quarter sales of $167.6 million, an increase of 103 percent over the prior year, and four percent sequentially. Net income was $18.4 million, or $0.14 per diluted share. These results included amortization of intangible assets of $3.4 million.

Non-GAAP earnings per share of $0.16 in the second quarter of 2010 compared to a loss per share of $0.16 in the second quarter a year ago and $0.15 per diluted share in the first quarter of 2010. A reconciliation table of GAAP to non-GAAP earnings (loss) per share is contained in this press release.

For the first half of fiscal 2010, sales were $328.1 million, up 132 percent from the first half of 2009. Non-GAAP earnings per diluted share for the first six months of 2010 were $0.30 versus a loss per share of $0.41 for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “We continued to successfully implement our strategies for growth that capitalize on the strength and potential of our core semiconductor market as well as adjacent new market opportunities. Our advanced contamination control and microenvironment solutions for the most demanding processes, including 32 nanometer and below, are getting good traction with customers and position us for additional share gains in the future. As a result of the steps we’ve taken thus far and the favorable business trends in the semiconductor and microelectronics markets, we expect the second half of the year will be stronger than the first half.

“Our adjusted operating margin of 17.8 percent for the second quarter exceeded our target performance, and was substantially higher than operating returns we recorded previously at comparable revenue levels. The improvement in profitability is the result of the work done to streamline and revitalize operations over the last two years,” Argov said.

“This operating performance has translated into strong cash flow and a solid balance sheet. We generated $28 million in cash from operations and $37 million of adjusted EBITDA in the second quarter. We are on pace to generate more than $100 million of cash from operations and EBITDA in excess of $140 million for the year. This strong cash flow has enabled us to completely repay the balance on our credit facility in July, well ahead of schedule,” Argov said.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Tuesday, July 27, 2010, at 10:00 a.m. Eastern Time. Participants should dial 1-888-364-3112 (domestic callers) or 1-719-325-2359 (for callers outside of the U.S.), referencing confirmation code #8846949. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Risks Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2009, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	July 3, 2010	April 3, 2010	June 27, 2009
Net sales	$167,575	$160,511	$82,576
Cost of sales	90,448	87,360	58,846

Gross profit	77,127	73,151	23,730
Selling, general and administrative expenses	36,592	35,782	25,685
Engineering, research and development expenses	10,736	10,820	7,843
Amortization of intangible assets	3,364	4,272	4,931
Restructuring charges	—	—	5,452

Operating income (loss)	26,435	22,277	(20,181)
Interest expense, net	1,662	1,206	2,577
Other expense (income), net	711	(293)	1,537

Income (loss) before income taxes	24,062	21,364	(24,295)
Income tax expense (benefit)	5,393	4,809	(2,252)
Equity in net (earnings) loss of affiliates	(77)	(191)	449

Net income (loss)	18,746	16,746	(22,492)
Net income attributable to noncontrolling interest	361	196	—

Net income (loss) attributable to Entegris, Inc.	$18,385	$16,550	($22,492)

Amounts attributable to Entegris, Inc.:
Basic net income (loss) per common share:	$0.14	$0.13	$(0.20)
Diluted net income (loss) per common share:	$0.14	$0.12	$(0.20)

Weighted average shares outstanding:
Basic	131,568	130,954	112,694
Diluted	132,870	132,783	112,694

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six months ended
	July 3, 2010	June 27, 2009
Net sales	$328,086	$141,614
Cost of sales	177,808	108,801
Amortization of acquired inventory fair value step-up	—	4,065

Gross profit	150,278	28,748
Selling, general and administrative expenses	72,374	55,406
Engineering, research and development expenses	21,556	16,747
Amortization of intangible assets	7,636	9,912
Restructuring charges	—	10,086

Operating income (loss)	48,712	(63,403)
Interest expense, net	2,868	4,425
Other expense (income), net	418	(3,686)

Income (loss) before income taxes	45,426	(64,142)
Income tax expense (benefit)	10,202	(4,850)
Equity in net (earnings) loss of affiliates	(268)	945

Net income (loss)	35,492	(60,237)
Net income attributable to noncontrolling interest	557	—

Net income (loss) attributable to Entegris, Inc.	$34,935	$(60,237)

Amounts attributable to Entegris, Inc.:
Basic net income (loss) per common share:	$0.27	$(0.54)
Diluted net income (loss) per common share:	$0.26	$(0.54)

Weighted average shares outstanding:
Basic	131,261	112,521
Diluted	132,827	112,521

Entegris, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 3, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$75,313	$68,700
Accounts receivable, net	116,742	91,122
Inventories	90,554	83,233
Deferred tax assets, deferred tax charges and refundable income taxes	12,272	11,085
Other current assets and assets held for sale	13,083	13,318

Total current assets	307,964	267,458

Property, plant and equipment, net	130,361	135,431
Intangible assets	70,373	78,470
Deferred tax assets – non-current	10,120	9,670
Other assets	12,592	13,643

Total assets	$531,410	$504,672

LIABILITIES AND EQUITY
Current maturities of long-term debt	$5,886	$11,257
Short-term borrowings	—	8,039
Accounts payable	29,008	23,553
Accrued liabilities	45,562	29,832
Income tax payable and deferred tax liabilities	9,896	1,229

Total current liabilities	90,352	73,910

Long-term debt, less current maturities	20,406	52,492
Other liabilities	28,503	28,613
Equity	392,149	349,657

Total liabilities and equity	$531,410	$504,672

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Operating activities:
Net income (loss)	18,746	(22,492)	35,492	(60,237)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	7,166	7,903	13,890	16,173
Amortization	3,364	4,931	7,636	9,912
Stock-based compensation expense	1,888	2,369	3,682	4,179
Charge for fair value mark-up of acquired inventory	—		—	4,065
Other	2,890	(2,140)	554	2,787
Changes in operating assets and liabilities
Trade accounts receivable and notes receivable	(13,362)	(6,381)	(25,974)	9,786
Inventories	(1,559)	9,855	(6,594)	11,450
Accounts payable and accrued liabilities	4,568	(1,595)	17,644	(4,429)
Income taxes payable and refundable income taxes	1,090	9,692	6,448	3,840
Other	2,998	1,070	3,034	(3,858)

Net cash provided by (used in) operating activities	27,789	3,212	55,812	(6,332)

Investing activities:
Acquisition of property and equipment	(4,054)	(2,459)	(7,657)	(10,399)
Other	3,986	186	4,012	236

Net cash used in investing activities	(68)	(2,273)	(3,645)	(10,163)

Financing activities:
Payments on short-term borrowings and long-term debt	(96,428)	(139,018)	(230,143)	(306,951)
Proceeds from short-term and long-term borrowings	71,070	125,000	184,358	296,510
Issuance of common stock	875	—	1,657	570
Payments for debt issuance costs	(148)	(36)	(148)	(3,500)
Other	20	—	20	—

Net cash used in financing activities	(24,611)	(14,054)	(44,256)	(13,371)

Effect of exchange rate changes on cash	(1,050)	1,731	(1,298)	(1,101)

Increase (decrease) in cash and cash equivalents	2,060	(11,384)	6,613	(30,967)
Cash and cash equivalents at beginning of period	73,253	95,450	68,700	115,033

Cash and cash equivalents at end of period	75,313	84,066	75,313	84,066

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
Net sales	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Contamination Control Solutions	$103,660	$100,742	$47,541	$204,403	$81,828
Microenvironments	47,388	41,927	26,176	89,315	40,858
Specialty Materials	16,527	17,842	8,859	34,368	18,928

Total net sales	$167,575	$160,511	$82,576	$328,086	$141,614

	Three Months Ended			Six Months Ended
Segment profit (loss)	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Contamination Control Solutions	$28,614	$28,234	$2,830	$56,848	$(5,841)
Microenvironments	12,165	8,980	(273)	21,145	(10,468)
Specialty Materials	2,061	2,342	(1,047)	4,403	(430)

Total segment profit (loss)	42,840	39,556	1,510	82,396	(16,739)
Amortization of intangibles, amortization of fair value mark-up of acquired inventory sold and restructuring charges	(3,364)	(4,272)	(10,383)	(7,636)	(24,063)
Unallocated expenses	(13,041)	(13,007)	(11,308)	(26,048)	(22,601)

Total operating income (loss)	$26,435	$22,277	$(20,181)	$48,712	$(63,403)

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income (Loss) and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net sales	$167,575	$160,511	$82,576	$328,086	$141,614

GAAP – Operating income (loss)	$26,435	$22,277	$(20,181)	$48,712	$(63,403)
Restructuring charges	—	—	5,452	—	10,086
Charge for fair value mark-up of acquired inventory sold	—	—	—	—	4,065
Amortization of intangible assets	3,364	4,272	4,931	7,636	9,912

Adjusted operating income (loss)	29,799	26,549	(9,798)	56,348	(39,340)
Depreciation	7,166	6,724	7,903	13,890	16,173

Adjusted EBITDA	$36,965	$33,273	$(1,895)	$70,238	$(23,167)

Adjusted operating margin	17.8%	16.5%	(11.9)%	17.2%	(27.8)%
Adjusted EBITDA – as a % of net sales	22.1%	20.7%	(2.3)%	21.4%	(16.4)%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings (Loss) per Share

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
GAAP net income (loss) attributable to the Company	$18,385	$16,550	$(22,492)	$34,935	$(60,237)

Adjustments to net income (loss) attributable to the Company:
Amortization of intangible assets	3,364	4,272	4,931	7,636	9,912
Charge for fair value mark-up of acquired inventory sold	—	—	—	—	4,065
Accelerated write-off of debt issuance costs	890	—	—	890	343
Gain on sale of equity investment	(392)	—	—	(392)	—
Tax effect of adjustments to net income (loss) attributable to the Company	(1,428)	(1,567)	—	(2,995)	—

Non-GAAP net income (loss) attributable to the Company	$20,819	$19,255	$(17,561)	$40,074	$(45,917)

Diluted earnings (loss) per common share attributable to the Company:	$0.14	$0.12	$(0.20)	$0.26	$(0.54)
Effect of adjustments to net income (loss) attributable to the Company	0.02	0.02	0.04	0.04	0.13
Diluted non-GAAP earnings (loss) per common share attributable to the Company:	$0.16	$0.15	$(0.16)	$0.30	$(0.41)

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